UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 7, 2009

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

600 Grant Street, Pittsburgh, PA                                                                                           15219

(Address of principal executive offices)                                                                                (Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.21 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On January 7, 2009, Ampco-Pittsburgh Corporation issued a press release announcing management changes.  President and Chief Operating Officer Ernest G. Siddons has informed the Corporation of his intention to retire on April 30, 2009.  The Corporation has no plans to replace Mr. Siddons’ positions at this time.  Mr. Siddons will remain as a director of the Corporation.  In addition, as a result of Mr. Siddons’ retirement, the following promotions to newly created positions effective the same date were announced:

-
Robert G. Carothers, President of Union Electric Steel Corporation will become Chairman, President and Chief Executive Officer of the Forged and Cast Rolls Group.  He will continue to serve as President of Union Electric Steel Corporation.

-	Terrence W. Kenny, Group Vice President of the Corporation, will become President of the Air and Liquid Processing Group.

-	Rose Hoover, Vice President Administration of the Corporation, will become Senior Vice President of the Corporation. She will continue to serve as Corporate Secretary.

Biographical information on these officers is contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007.  A copy of the press release is attached hereto and is being furnished to the SEC.

Item 9.01.       Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1 – Press release dated January 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

Date: January 12, 2009	By: /s/Rose Hoover
Rose Hoover
Vice President Administration and Corporate Secretary